Exhibit 10.1

FIRST AMENDMENT TO CREDIT AND

SECURITY AGREEMENT AND CONSENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND CONSENT (the “Amendment”), dated as of May 15, 2014, is entered into by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and COUPONS.COM INCORPORATED, a Delaware corporation (“Borrower”).

RECITALS

A. Borrower and Lender are parties to a Credit and Security Agreement, dated September 30, 2013 (as heretofore amended, the “Credit Agreement”). Capitalized terms used in this Amendment have the meanings given to them in the Credit Agreement unless otherwise specified in this Amendment.

B. Borrower has requested that certain amendments be made to the Credit Agreement, and Lender is willing to agree to such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

1.1 Definition of “Applicable Margin”. The defined term “Applicable Margin” that appears in Schedule 1.1 to the Credit Agreement is amended to read in its entirety as follows:

“Applicable Margin” means 2.0 percentage points per annum.”

1.2 Schedule 6.1 to the Credit Agreement, First Row. In the left column of the first row of Schedule 6.1, the following is hereby added to the end of such clause:

“; provided that such monthly reporting shall not be required so long as Borrower maintains a Qualified Cash balance at all times of not less than $75,000,000.”

1.3 Schedule 6.1 to the Credit Agreement, New Last Row. The following is hereby added to the end of Schedule 6.1 as a new row:

if and when filed by any Borrower,	(a) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports; and (b) any other filings made by any Borrower with the SEC.

1.4 Schedule 6.2 to the Credit Agreement, First Three Rows. In the left column of the first three rows of Schedule 6.2, the following is hereby added to the end of each such clause:

“; provided that such monthly reporting shall be changed to quarterly reporting (and due no later than 20 days after the end of each calendar quarter) so long as Borrower maintains a Qualified Cash balance at all times of not less than $75,000,000.”

2. No Other Changes. Except as explicitly amended by this Amendment or the other Loan Documents delivered in connection with this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and shall apply to any advance or letter of credit thereunder. This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreement).

3. Amendment Fee. [Intentionally Omitted].

WFBC/Coupons.com Incorporated
First Amendment to Credit and Security Agreement
and Consent

4. Conditions Precedent. This Amendment shall be effective when Lender shall have received a duly executed original hereof, together with each of the following, each in substance and Form acceptable to Lender in its sole discretion and duly executed by all relevant parties:

4.1 A Certificate of the Secretary for Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws (or equivalent) of Borrower which were certified and delivered to pursuant to the Certificate of Authority, dated September 30, 2013 (the “Certificate of Authority”), continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered in connection with this Amendment, and (iii) certifying that the officers and agents of the Borrower who have been certified to Lender, pursuant to the Certificate of Authority, as being authorized to sign and to act on behalf of the Borrower, continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower; and

4.2 Such other matters as Lender may require.

5. Consent to Yub, Inc. Acquisition. Borrower has acquired Yub, Inc. (the “Yub Acquisition”), and Borrower represents and warrants to Lender that the Yub Acquisition complied with the terms and conditions of the Credit Agreement, including the defined term Permitted Acquisition thereunder, other than certain information regarding the Yub Acquisition may not have been provided within the prescribed time periods specified in the definition of Permitted Acquisition. Based on the foregoing representations and warranties of Borrower, Lender hereby consents to the Yub Acquisition.

6. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

6.1 Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

6.2 The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected.

6.3 All of the representations and warranties contained in Section 5 and Exhibit D of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties continue to be true and correct as of such earlier date).

7. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

8. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

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WFBC/Coupons.com Incorporated
First Amendment to Credit and Security Agreement
and Consent

9. Release. Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, employees, and attorneys of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrower in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention Borrower waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

10. Costs and Expenses. Borrower agrees (i) to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto, and (ii) that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make an Advance to Borrower under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

11. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Transmission by facsimile or “pdf” file of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart. This Amendment and the rights and obligations of the parties hereto and thereto shall be construed in accordance with, and governed by, the laws of the State of California. In the event of any conflict between this Amendment and the Credit Agreement, the terms of this Amendment shall govern.

[Signature Page Follows]

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WFBC/Coupons.com Incorporated
First Amendment to Credit and Security Agreement
and Consent

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

COUPONS.COM INCORPORATED

By:	/s/ Richard Hornstein
Name:	Richard Hornstein
Title:	General Counsel

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michael White
Name:	Michael White
Its:	Authorized Signatory

[Signature Page 1]

WFBC/Coupons.com Incorporated
First Amendment to Credit and Security Agreement
and Consent